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                               eB2B Commerce, Inc.
                               29 West 38th Street
                            New York, New York 10018

                                                          February 29, 2000

DynamicWeb Enterprises, Inc.
271 Route 46 West
Building F, Suite 209
Fairfield, New Jersey  07004
Attention: Steven L. Vanechanos, Jr., Chief Executive Officer

        Re:    Amendment No. 2 to Loan Agreement

Ladies and Gentlemen:

        The purpose of this letter is to set forth amendments to certain terms of the Loan Agreement dated November 12, 1999 between eB2B Commerce, Inc. ("eCom") and DynamicWeb Enterprises, Inc. (the "Company"), as amended by Amendment No. 1 to Loan Agreement dated November 19, 1999, and as amended hereby (the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement.

1. Maturity Date. It is acknowledged that, pursuant to the Loan Agreement, eCom has made the First Loan, the Second Loan and the Third Loan, and collectively, such loans are referred to in the Loan Agreement and herein as the "Interim Loan." Section 1 of the Loan Agreement is hereby amended to provide that the "Maturity Date" applicable to the Interim Loan shall be May 12, 1999.

2. Promissory Note. Section 1 of the Loan Agreement is hereby amended to provide that there shall be one consolidated promissory note evidencing the Interim Loan, which shall be substantially in the form of the note attached hereto, and the term "Promissory Note," as used in the Loan Agreement, shall hereafter mean such consolidated promissory note. Such Promissory Note shall be delivered to eCom concurrently with the execution of this Amendment, and any other notes issued in connection with the Loan Agreement shall thereupon be surrendered and canceled.

3. Remedies. Section 6.1 of the Loan Agreement is hereby amended by adding the following at the end thereof, as additional Events of Default:

   "6.1.7 Break Up Fee. The Company shall default in the event that the Company is required to pay eCom the sums due pursuant to Section 8.3 of the Merger Agreement."

   "6.1.8 Failure to Obtain Stockholder Approval. The Company shall default in the event that the Company is unable to obtain the Requisite Company Stockholder Approval (as defined in the Merger Agreement)."

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4. Guaranty; Security. Steven L. Vanechanos, Jr. ("Guarantor") hereby unconditionally guarantees ("Guaranty") the full and prompt payment and performance when due, of all obligations and liabilities of the Company to eCom under the Loan Agreement and Promissory Note ("Obligations"). Guarantor agrees that this Guaranty may be enforced by eCom, after eCom has first made demand upon or proceeded against the Company. To secure the Guarantor's obligations in connection with the foregoing Guaranty, Guarantor hereby agrees to deposit 200,000 shares of common stock of the Company owned by the Guarantor ("Escrow Shares"), along with a stock power executed by the Guarantor, with Morgan Stanley Dean Witter & Co., or such other escrow agent reasonably satisfactory to the parties hereto as soon as practicable hereafter, to be held in accordance with an escrow agreement to be executed in connection with the execution of this Amendment ("Escrow Agreement"). Notwithstanding the foregoing it is understood that Guarantor's personal liability in connection with the foregoing Guaranty shall be satisfied solely from the Escrow Shares or any proceeds thereof, and not from any other property or asset of the Guarantor.

5. Remedies. Upon the occurrence of an Event of Default, and the Event of Default remains as such for a period of ten (10) days after written notice thereof has been given to the Company by eCom, it is understood that eCom may elect, at its sole discretion, to pursue one of the following remedies: (i) pursue its remedies under Section 6.2 or 6.3 of the Loan Agreement, (ii) exercise its right to convert all or a portion of the outstanding principal and accrued and unpaid interest on the Interim Loan, as provided in Section 1 of the Loan Agreement or (iii) direct the escrow agent to deliver all or portion of the Escrow Shares to eCom, in accordance with the terms of the Escrow Agreement. To the extent that all or a portion of the Escrow Shares are delivered to eCom, the value of such shares (as determined in accordance with the terms of the Escrow Agreement) shall be deemed applied first, to reduce the Obligations of the Company for any accrued but unpaid interest under the Interim Loan, and second, to reduce the Obligations of the Company for the outstanding principal amount of the lnterim Loan.

6. Ratification of Loan Agreement. Except as amended hereby, the terms and conditions of the Loan Agreement remain in full force and effect in accordance with their terms.

7. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same instrument.

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Very truly yours,
eB2B COMMERCE, INC.

By : /s/ Victor Cisario
     -----------------------------
Name: Victor Cisario
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:
This 29th day of February, 2000

DYNAMICWEB ENTERPRISES, INC.

By : /s/ Steven L. Vanechanos, Jr.
     ------------------------------
Name: Steven L. Vanechanos, Jr.
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED, AS TO SECTION 4 ONLY:
This 29th day of February, 2000

  /s/ Steven L. Vanechanos, Jr.
  ---------------------------------
Steven L. Vanechanos, Jr.